EXHIBIT 99.1

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The estimated costs and expenses payable by us in connection with the issuance and distribution of $350,000,000 aggregate principal amount of 2.95% First Mortgage Bonds due 2022 and $300,000,000 aggregate principal amount of 4.10% First Mortgage Bonds due 2042 being registered pursuant to our Registration Statement on Form S-3ASR (Registration No. 333-170954), as supplemented, other than underwriting discounts and commissions, are set forth as follows:

Registration fee	$74,490
Legal fees and expenses	80,000
Accounting fees and expenses	80,000
Trustee fees	16,000
Rating agency fees	250,000
Indenture recording fees	42,000
Printing and delivery of registration statement, prospectus, certificates, etc.	20,000
Miscellaneous expenses	12,510
Total	$575,000